Exhibit 10.1

SECOND AMENDMENT TO JANUARY 22, 2013 EMPLOYMENT AGREEMENT
FAIRPOINT COMMUNICATIONS, INC.

WHEREAS, FairPoint Communications, Inc. (the “Company”) has heretofore entered into an Employment Agreement dated January 22, 2013 (the “Agreement”), amended by a First Amendment to January 22, 2013 Employment Agreement dated August 14, 2015 (“First Amendment”), by and between Ajay Sabherwal (the “Executive”) and the Company and the parties thereto desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, the undersigned parties to the Agreement agree that the Agreement shall be amended as follows, and that there is mutual, adequate and lawful consideration the receipt of which each acknowledges through execution of this Second Amendment.

1.
The Term of Employment as defined in Section 2 of the Agreement, and as amended in Paragraph 1 of the First Amendment, shall continue through December 31, 2019, unless terminated sooner or renewed as provided in the Agreement.

2.	Except as specifically provided above, all terms and conditions of the Agreement shall remain in full force and effect.

Wherefore, the parties hereto agree to this Second Amendment, with the foregoing changes being effective as of May 16, 2016.

FAIRPOINT COMMUNICATIONS, INC.

/s/ Paul H. Sunu
By:    Paul H. Sunu
Title:    Chief Executive Officer

EXECUTIVE

/s/ Ajay Sabherwal
Ajay Sabherwal